Exhibit 99.1

December 23, 2020

ncolvin@cannapharmarx.com
CannaPharmaRX Inc.

888-3rd Street SW, Suite 3600

Calgary, Alberta, Canada T2P 5C5
Attention: Nick Colvin

Subject: First Mortgage Loan, 1 Plant Technology Rd, Saskatoon, Saskatchewan Canada and PO Box 209 Cremona, Alberta Canada

Dear Mr. Colvin,

We are pleased to inform you that we will commit to referenced project to fund Twelve Million Dollars ($12,000,000). Based on the following terms and conditions.

TERMS & CONDITIONS:

1.	Gross Loan Amount:	$12,000,000 (USD).

2.	Term:	24 months.

3.	Guarantors:	We will not require personal guarantees.

4.	Repayment Amount:	$12,000,000 (interest paid monthly).

5.	Prepayment Penalty:	5%, none after 3 months of timely payments

6.	Interest:	Up to, but not to exceed 13% per annum, fixed at closing for 12 months, 13.5% months 13 through 24.

7.	Collateral:	First lien of the property known as: 1 Plant Technology Rd, Saskatoon, Saskatchewan Canada and PO Box 209 Cremona, Alberta Canada.

555 Fifth Avenue, Suite 302, New York, NY 10017
Phone: 212 658 1019 • e-mail jmalvasio@gcpfund.com

CannaPharmaRX Inc.
December 23, 2020
Page Two

8.	Points:	2.5% of the gross moneys funded which equals $300,000. This fee is payable in the following manner: $10,000 (USD) paid, which is deemed earned. $120,000 (USD), due and payable upon issuance of this agreement, this fee in non-refundable. The balance, which equals $170,000 (USD), is payable at closing. In addition, 2.5% is due to Teneco Capital at closing.

9.	Loan Closing:	Closing will take place prior to 2-15-21 at the expiration of which lenders obligation under this agreement shall become null and void unless extended in writing by Global Capital Partners Fund LLC.

Additional Stipulations:		a. All payments to be made in US Currency
b. Receipt and review of Lender ordered MAI appraisal showing satisfactory value.
c. Receipt and review of Title Report and legal opinion on same.
d. Legal opinion on all related documentation
e. Appropriate Insurance protecting Global Capital Partners Fund LLC interest in the property
f. This document is subject to change, but may only be done so in writing, and approved by all parties.
g. Closing to take place at Global Capital Partners Fund LLC’s place of business or any other place designated by lender
h. Compliance of all requirements of the mortgage, investor conditions, secondary market approval, and Government Agencies where applicable, Take out loan if applicable.
i, Your exact interest rate will be determined 3 business dates prior to closing
j. This agreement is partially based on the information provided by the proposed borrowers or their representatives, should any of the information be untrue and /or misstatements we shall not be obligated to proceed, and all moneys received will be deemed earned as partial liquidated damages.
k. Lender’s obligation hereunder shall in no event be assignable by you without our prior written consent in each instance.
l. All closing cost and escrow including, but not limited to taxes, fires insurance, and flood insurance (if required) will be deducted from proceeds of the mortgage.
m. New fire insurance policy in the amount of $ TBD with extended coverage and a paid bill must be presented at closing. A binder will not be acceptable. The mortgage clause should read: Global Capital Partners Fund LLC its successors and assigns. The above amount may be less. If applicable.
n. There is no material variation at the time of closing from the information set forth in your application. You must execute your final typed application together with all necessary disclosures at closing.
o. Complete financial package on borrowers.
p. Maximum loan to value of 55%,

CannaPharmaRX Inc.
December 23, 2020
Page Three

Borrower agrees that any claim for any reason against lender shall not be greater than any money received by lender. The parties agree that all agreements shall be governed and enforced in accordance with the laws of the State of New York. Should any dispute arise between the parties, all parties agree to arbitration by AAA in Nassau County State of New York and agree that this is the sole jurisdiction.

All work product remains the property of the lender.

Please sign this agreement and return to this office. As soon as we receive same, we will proceed. Borrower is responsible for payment of all third-party reports in advance.

If you have any questions, please contact me at the phone number listed below immediately. This agreement must be signed and returned no later than the close of business December 28, 2020.

Sincerely,

/s/ Joe Malvasco
Joe Malvasto, President Gloval Capital Partners Fund LLC

Agreed and accepted:

/s/ Dominic Colvin

Dominic Colvin

President and CEO

CannaPharmaRX Inc.

cc: andriy.stepanyants@teneco.com
Jonathan.beland@teneco.com

Wire instructions:

Incoming Bank:

Signature Bank NA
261 Madison Ave.
New York NY 10016

Account Name:
Global Capital Partners Fund LLC
555 Fifth Avenue
Suite 302
New York NY 10017

Account Number: xxxxxxxxxx

Routing Number: xxxxxxxxx

555 Fifth Avenue, Suite 302, New York, NY 10017

Phone: 212 658 1019 • e-mail jmalvasio@gcpfund.com